Exhibit 10.16

                                  AMENDMENT TO
                              INVESTMENT AGREEMENT


This amending agreement (the "Amending Agreement") amends the terms of the Investment Agreement (the "Investment Agreement"), dated as of September 30, 2005 by and between Securac Corp., a Nevada corporation (the "Company"), and Dutchess Private Equities Fund, LP, a Delaware limited partnership (the "Investor").

The Company and the Investor are hereinafter sometimes referred to as the "Parties" or in the singular, as "Party".

WHEREAS the Parties have agreed to amend the terms of the Investment Agreement to delete the right of first refusal included therein in favor of the Investor.

NOW  THEREFORE  the  Investment  Agreement  is  amended  as  follows:

1. Section 4(V) - RIGHT OF FIRST REFUSAL, is replaced in its entirety as follows:
     "Intentionally  deleted."

2. All other terms and conditions of the Investment Agreement, and any schedules and exhibits attached thereto, will remain in full force and effect.

3. This Amending Agreement may be executed in any number of separate counterparts and/or via facsimile, each of which shall be deemed an original and all of which when taken together shall be deemed one and the same instrument.

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Amending Agreement as of the 24th day of October, 2005.

     SECURAC  CORP.

          Per: /s/  Paul  James  Hookham
               ---------------------------------
               Name:  Paul  James  Hookham
               Title:  Chief  Financial  Officer

          DUTCHESS  PRIVATE  EQUITIES  FUND,  LP

          Per: /s/  Douglas  H.  Leighton
               ------------------------
               Name:  Douglas  H.  Leighton
               Title:  Managing  Member